UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 26, 2011

ACUITY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Company or organization)	001-16583 (Commission File Number)	58-2632672 (I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta,GA	30309
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 404-853-1400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As part of its ongoing program of streamlining of the organization, Acuity Brands, Inc. (the “Company”) has eliminated the position of Executive Vice President and Chief Financial Officer of Acuity Brands Lighting, Inc. held by Jeremy M. Quick. Mr. Quick will leave the Company effective January 31, 2011. Mr. Quick will receive compensation in accordance with the provisions regarding termination without cause or for good reason in the Severance Agreement, dated November 21, 2008 and as amended on October 28, 2009 and March 30, 2010, by and among Mr. Quick and Acuity Brands Lighting, Inc. and whose terms and benefits are disclosed in the Company’s current Proxy Statement for the 2010 Annual Meeting of Stockholders dated November 22, 2010. In addition to the benefits received under the Severance Agreement, Mr. Quick will receive a one-time payment of $42,338.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: January 28, 2011

ACUITY BRANDS, INC.
By:	/s/ Richard K. Reece
Richard K. Reece
Executive Vice President and Chief Financial Officer